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                                                                    EXHIBIT 23.6

[LETTERHEAD OF GILBERT LAUSTSEN JUNG APPEARS HERE]

                               LETTER OF CONSENT


TO:  Southern Mineral Corporation
     The Securities and Exchange Commission

                              Re:  Neutrino Resources Inc.

We refer to the following report prepared by Gilbert Laustsen Jung Associates
Ltd.:

 .  the Reserve Determination and Evaluation of the Canadian Oil and Gas
   Properties of Neutrino Resources Inc. effective January 1, 2000, dated January 6, 2000.

We hereby consent to the use of our name, reference to and excerpts from the said reports by Southern Mineral Corporation and PetroCorp Incorporated in Amendment No. 4 of the Joint Proxy Statement and Registration Statement on Form S-3.

                                              Yours very truly,

                                              GILBERT LAUSTSEN JUNG
                                              ASSOCIATES LTD.

                                             /s/ WAYNE W. CHOW, P. ENG.
                                             ----------------------------------
                                                 Wayne W. Chow, P. Eng.
                                                 Vice-President

Calgary, Alberta

Date: May 4, 2001







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